Contact:          Claude Couty, Chief Financial Officer
Phone number:     0.11.33.4.94.10.78.08
e-mail address:   ccouty@pipfrance.fr

Heritage Worldwide Reports Strong Fourth Quarter and Annual 2004 Results

LA-SEYNE-SUR-MER, France October 1, 2004--Heritage Worldwide, Inc.(OTCBB: HWWI), a large worldwide provider of breast implants, today announced results for the fourth quarter and fiscal 2004, with double-digit growth result in revenues.

o Total sales increased 38.5% to $11.7 million during fiscal 2004 when compared to the prior period and 5% to $3.4 million during the fourth quarter 2004 when compared to the prior period.
o Gross profit increased by 94.3% to $4.9 million during fiscal 2004 when compared to the prior period and 3.0% to $1.3 million during the fourth quarter 2004 when compared to the prior period.
o Net loss increased to $5.6 million from $1.8 million during fiscal 2004 when compared to the prior period and to $1.5 million from $0.2 million during the fourth quarter 2004 when compared to the prior period.

"Heritage had a very solid performance during fiscal 2004", commented Jean-Claude Mas, Chief Executive Officer of Heritage Worldwide. "We have increased our revenues significantly by diversifying our customer base and have implemented a number of operational measures, in the fourth quarter of 2004, such as reassignment and restructuring of personnel, from we which we expect to see savings in 2005. Furthermore, a better assessment of our customers' credit, enhancements to our budgetary system and the implementation of a system to better manage our inventory should allow us to maximize our working capital investments in the future. I am proud of the recent additions to our management team who have implemented those improvements helping us control our costs in the future. In 2004, we have laid the foundation for a solid and scalable infrastructure, and now we are positioned for bigger and better endeavors. Our next project is to expand the number of countries in which we market our products."

About Heritage Worldwide, Inc.

The Company is incorporated in the State of Delaware. The Company and its subsidiaries develop, manufacture, and market breast and other body implants and body support products worldwide. The Company maintains its production facility and headquarters in the Toulon metropolitan area in Southern France. It also has a distribution facility in Spain.

Safe Harbor Statement

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by us. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," similar expressions, and variations or negatives of these words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are based upon the information available to us at this time. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

Important factors that may cause such a difference for Heritage Worldwide include, but are not limited to, competitive pressures and other factors such as the introduction or regulatory approval of new products by our competitors and pricing of competing products and the resulting effects on sales and pricing of our products, disruptions or other problems with our sources of supply, significant product liability or other claims, difficulties with new product development and market acceptance, patent conflicts, product recalls, United States Food and Drug Administration (FDA) delay in or approval or rejection of new or existing products, changes in government regulation, use of hazardous or environmentally sensitive materials, our inability to implement new information technology systems, and other events.

Our Annual Report on Form 10-KSB and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Statement of Operations


                                                                                                    Restated
                                                                   Restated                   Three-month period
                                                                Year ended June 30,             ended June 30,
                                                              2004         2003               2004         2003
                                                         ------------- ------------        ------------ -----------
Revenues                                                 $ 11,729,777  $ 8,470,931         $ 3,441,459  $3,292,601

Cost of revenues                                            6,797,037    5,932,724           2,098,721   2,033,477
                                                         ------------- ------------        ------------ -----------
     Gross profit                                           4,932,740    2,538,207           1,342,738   1,259,124

Operating expenses                                          9,498,928    4,539,193           2,728,023   1,576,921
                                                         ------------- ------------        ------------ -----------
Operating profit                                           (4,566,188)  (2,000,986)         (1,385,285)   (317,797)

Interest and other expenses                                   459,229      193,023             161,817     118,811
Income taxes                                                  572,348     (385,040)             (1,734)   (221,299)
Minority Interest                                              32,684            -             (30,716)          -
                                                         ------------- ------------        ------------ -----------
Net loss                                                 $ (5,630,449) $(1,808,969)        $(1,514,652) $ (215,309)
                                                         ============= ============        ============ ===========

Weighted average outstanding shares, basic and diluted     17,382,399   14,541,393         15,360,834   16,196,667

Loss per share                                                $ (0.32)     $ (0.12)           $ (0.10)     $ (0.01)
                                                         ============= ============        ============ ===========


Balance Sheet                                                            Restated
                                                         June 30, 2004 June 30, 2003
                                                         ------------- -------------
ASSETS

  Cash                                                   $    168,748  $    107,064
  Accounts receivable, net                                  3,340,609     3,918,105
  Inventories                                               2,749,017     3,594,529
Other current assets                                          755,748       604,248
                                                         ------------- -------------
     Total current assets                                   7,014,122     8,223,946

Property and equipment, net                                 1,765,241     2,151,504
Goodwill                                                      990,991       949,420
Investment                                                    441,474       682,408
Deferred income tax assets                                          -       567,669
Other assets                                                  225,976       117,686
                                                         ------------- -------------
Total assets                                               10,437,804    12,692,633
                                                         ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Lines of credit                                        $    900,783  $  2,054,288
  Accounts payable and accrued expenses                     4,352,047     4,496,183
  Current portion of long term debt                           172,182       272,668
  Due to related parties                                      628,865       147,031
  Warranty reserve                                            281,962       133,010
                                                         ------------- -------------
     Total current liabilities                              6,335,839     7,103,180

Convertible debentures                                      1,609,481             -
Long term debt, net of current portion                        434,255       406,089
                                                         ------------- -------------
     Total liabilities                                      2,043,736       406,089

Minority interest                                              32,684             -

Stockholders' Equity:                                       2,025,545     5,183,364

     Total liabilities and stockholders' equity            10,437,804    12,692,633
                                                         ============= =============
